EXHIBIT 99.1

TILT Holdings Reports Second Quarter 2025 Results

SCOTTSDALE, Ariz., Aug. 14, 2025 (GLOBE NEWSWIRE) -- TILT Holdings Inc. (“TILT” or the “Company”) (Cboe CA: TILT) (OTCID: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, announced its financial and operating results for the three months ended June 30, 2025. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) unless otherwise indicated.

“The second quarter demonstrated continued execution of our transformation into a focused, asset-light business centered on Jupiter,” said TILT’s Chief Executive Officer, Tim Conder. “We achieved key milestones including regulatory approval for our dispensary sale in Massachusetts and a management services agreement with MariMed Advisors for Standard Farms Pennsylvania LLC. We continue to pursue strategic alternatives for our Ohio and Massachusetts assets and the closing of any transaction will mark our full exit from plant-touching operations—an important inflection point that will simplify operations, improve capital efficiency, and unlock the full value of the Jupiter platform.”

“At Jupiter, our innovation pipeline remains strong. The recent EU MDR certification of our QMID™ handheld vaporizer—the first of its kind—positions us for expansion across global medical markets in collaboration with Curaleaf International as our distribution partner. In parallel, we are broadening our product portfolio with new SKUs from supplemental manufacturing partners to better meet customer needs. Results for this quarter did not include Ohio and Massachusetts revenue that shifted to discontinued operations due to our strategic alternatives review and continue to reflect the transition of a portion of Jupiter revenue to a commission-based model with our primary supplier. Our results are also reflective of seasonality after Chinese New Year and importing challenges around tariff uncertainty and supply chain shifts outside of China. We remain confident in our go forward strategy, focused on Jupiter and the global vaporization hardware opportunity.”

Q2 2025 Financial Summary

The planned exit of the U.S. plant touching operations in Massachusetts and Ohio within the next twelve months represents a strategic shift, and as such, qualifies these assets for reporting as discontinued operations. Prior period amounts have been reclassified to reflect the discontinued operations classification.

The results below and tables attached set forth our condensed consolidated results of continuing operations, expressed in thousands of U.S. dollars for the periods presented. Our financial results for these periods are not necessarily indicative of the consolidated financial results that we will achieve in future periods.

  Revenue from continuing operations, excluding Ohio and Massachusetts, was $10.5 million in the three months ended June 30, 2025, compared to $19.0 million in the prior year period. The decrease was primarily attributable to lower revenue from the Company’s Jupiter segment, as expected, due to the transition of certain customers to a commission-based model, as well as ongoing macroeconomic pressure in the U.S. cannabis sector and global supply chain for vaporization hardware.
  Gross profit from continuing operations was $1.8 million and gross margin was 17.4%, compared to $3.6 million and 18.9% in the prior year period. Margin pressure stemmed primarily from price compression and a shift in product mix in the Company’s plant-touching operations. These were partially offset by Jupiter’s margin expansion driven by its shift to a commission-based model. Adjusted gross margin from continuing operations, which excludes non-cash inventory adjustments, in the second quarter was 17.9% compared to 20.1% in the year-ago period.
  Net loss from continuing operations was $9.2 million compared to a net loss of $16.6 million in the prior year period. The improvement was primarily driven by decreased income tax expense and operating expenses partially offset by lower revenue and gross profit.
  Adjusted EBITDA (non-GAAP) from continuing operations was $(2.0) million compared to $(1.2) million in Q2 2024. The decline was attributable to lower gross profit, partially offset by lower operating expenses.
  Cash flow from continuing operations was $4.4 million through the period ended June 30, 2025, compared to $2.1 million cash used in the same period last year.
  At June 30, 2025, the Company had $2.0 million in cash, cash equivalents and restricted cash, compared to $2.9 million at December 31, 2024.

Q2 2025 & Recent Operational Highlights

  Received regulatory approval from the Massachusetts Cannabis Control Commission (CCC) to proceed with the license transfer for the previously announced retail transaction with In Good Health. Closing is expected in Q3, subject to customary approvals.
  Entered a four-year management services and licensing agreement with MariMed to assume operational control of Standard Farms Pennsylvania beginning September 1, 2025. This aligns with the Company’s transition to an asset-light structure.
  Received European Union MDR certification for the QMID™ handheld vaporizer, the world’s first medically certified handheld liquid vaporizer. The Company is partnering with Curaleaf International to commercialize across multiple international medical markets.
  Soft-launched new Jupiter SKUs sourced from additional Asian suppliers, expanding product assortment to support differentiated pricing tiers and consumer preferences.
  Received approval and refund from the IRS related to the Employee Retention Credit in the amount of $3.5 million for a portion of the claims submitted. Of this amount, $528 thousand represented accumulated interest and was passed through to the Employee Retention Credit Noteholder, 1861 Acquisition.

Earnings Call and Webcast

The Company has elected to not hold a financial results call this quarter. While a conference call will not be held in connection to its second quarter 2025 financial results, TILT Holdings remains committed to providing transparent and timely information to investors and stakeholders. Additional details regarding the Company's performance will be available within the quarterly financial report on Form 10-Q filed today with the Securities and Exchange Commission.

About TILT

TILT is dedicated to helping cannabis businesses build their brands. Through a diverse portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across North America, South America, Israel and the European Union. TILT’s core business is Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing. Jupiter recently received EU medical device certification for Europe's first handheld liquid inhalation device. Additionally, TILT operates Commonwealth Alternative Care, Inc., Inc. in Massachusetts, and Standard Farms Ohio, LLC in Ohio and is the permit holder of record for Standard Farms LLC in Pennsylvania. TILT is headquartered in Scottsdale, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, outcome of the Company’s strategic review of plant touching assets, expected completion and timeline of divestitures of plant-touching assets, increased focus and growth of Jupiter in relation to any potential divestiture of the plant touching assets, strengthening of TILT’s balance sheet, TILT’s expectations on reductions in corporate overhead and headcount and re-alignment of its business, TILT’s business strategy and growth opportunities, Jupiter’s innovation and customer centric approach as a key driver of value, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA and Adjusted EBITDA.

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates Adjusted Gross Profit as Gross Profit plus non-cash inventory adjustments, plus (minus) one-time adjustments. The Company calculates Adjusted Gross Margin as Adjusted Gross Profit divided by revenue. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications
TILT Holdings Inc.
lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
TILT@elevate-ir.com
720.330.2829

Table 1: Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended				Six Months Ended
	June 30,	March 31,		June 30,	June 30,	June 30,
	2025	2025		2024	2025	2024
Revenues, net	$10,486		$16,931	18,979	$27,417	$48,910
Cost of goods sold	(8,666)		(13,911)	(15,393)	(22,577)	(39,902)
Gross profit	1,820		3,020	3,586	4,840	9,008

Operating expenses:
Wages and benefits	2,384		2,453	3,169	4,837	6,173
General and administrative	2,075		2,733	2,730	4,808	5,606
Sales and marketing	34		37	131	70	210
Share-based compensation	15		65	23	81	130
Depreciation and amortization	2,319		2,280	3,474	4,599	6,955
Impairment loss and loss on disposal of assets	—		—	5	—	5
Total operating expenses	6,827		7,568	9,532	14,395	19,079
Operating loss	(5,007)		(4,548)	(5,946)	(9,555)	(10,071)

Other (expense) income:
Interest income	0		0	1	0	2
Other income	2,385		1,529	937	3,916	1,502
Unrealized loss on investment	0		(0)	(0)	0	(1)
Gain (loss) on termination of lease	1,160		—	—	1,160	—
Gain (loss) on foreign currency exchange	(4)		2	0	(3)	(4)
Interest expense	(7,596)		(6,101)	(5,377)	(13,698)	(10,052)
Total other (expense) income	(4,055)		(4,570)	(4,439)	(8,625)	(8,553)
Loss from continuing operations before income taxes	(9,062)		(9,118)	(10,385)	(18,180)	(18,624)
Loss from discontinued operations before income taxes	(2,911)		(3,978)	(19,397)	(6,889)	(22,389)

Income taxes
Income tax (expense) benefit	(89)		(144)	(6,165)	(233)	(4,585)
Net loss	$(12,062)		$(13,240)	$(35,947)	$(25,302)	$(45,598)

Table 2: Reconcilation of Non-GAAP Measures (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended				Six Months Ended
	June 30,	March 31,		June 30,	June 30,	June 30,
	2025	2025		2024	2025	2024
Net (loss) income from continuing operations	$(9,151)		$(9,262)	$(16,550)	$(18,413)	$(23,209)

Add (Deduct) Impact of:
Interest income	(0)		(0)	(1)	(0)	(2)
Interest expense	7,596		6,101	5,377	13,698	10,052
Income tax expense (benefit)	89		144	6,165	233	4,585
Depreciation and amortization	2,937		2,896	4,099	5,833	8,204
Total Adjustments	10,622	-	9,141	15,640	19,764	22,839

EBITDA (Non-GAAP)	$1,471		$(121)	$(910)	$1,351	$(370)

Add (Deduct) Impact of:
Share-based Compensation	15		65	23	81	130
Severance	6		—	—	6	13
(Gain) Loss on Sale of Assets	—		—	—	—	—
(Gain) Loss on termination of lease	(1,160)		—	—	(1,160)	—
Legal Settlement	82		—	—	82	—
Unrealized Loss on Investment in Equity Security	(0)		0	0	(0)	1
Loss on Loan Receivable	—		—	—	—	—
Impairment Loss and Loss on Disposal of Assets	—		—	5	—	5
Foreign Exchange (Gain) Loss	—		—	(0)	—	4
Non-Cash Inventory Adjustment	52		580	233	632	351
Corporate Cost Allocation	(452)		(497)	(676)	(948)	(1,178)
One Time Adjustments	(1,985)		(526)	141	(2,511)	251
Total Adjustments	(3,442)		(378)	(274)	(3,818)	(423)

Adjusted EBITDA (Non-GAAP)	(1,971)		(499)	(1,184)	(2,467)	(793)

Net Loss	(9,151)		(9,262)	(16,550)	(18,413)	(23,209)
Add (Deduct) Impact of:
Impairment Loss and Loss on Disposal of Assets	—		—	5	—	5
Adjusted Net Loss	(9,151)		(9,262)	(16,545)	(18,413)	(23,204)

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	June 30,	June 30,
	2025	2024
Net cash provided by (used in) operating activities from continuing operations	4,385		(2,117)
Net cash (used in) provided by operating activities from discontinued operations	(280)		419
Net cash provided by (used in) operating activities	$4,105		$(1,698)

Net cash (used in) investing activities from continuing operations	(2,033)		(13)
Net cash (used in) investing activities from discontinued operations	(9)		(402)
Net cash (used in) investing activities	(2,042)		(415)

Net cash (used in) provided by financing activities from continuing operations	(3,224)		1,773
Net cash (used in) financing activities from discontinued operations	(239)		(308)
Net cash (used in) provided by financing activities	(3,463)		1,465
Effect of foreign exchange on cash and cash equivalents	2		(7)
Net change in cash and cash equivalents	(1,398)		(655)

Cash and cash equivalents and restricted cash, beginning of period	4,303		3,332

Cash and cash equivalents and restricted cash, end of period	$2,905		$2,677

Table 4: Condensed Consolidated Balance Sheets (Select Items)
(Amounts Expressed in Thousands of United States Dollars)

	Periods Ended
	June 30,	December 31,
	2025	2024
	(unaudited)		(audited)
Cash and cash equivalents	$772		$1,643
Restricted cash	1,277		1,276
Trade receivables and others	5,689		10,647
Inventories	10,895		14,468
Total current assets	30,231		40,847
Property, plant & equipment, net	2,892		1,012
Total assets	138,289		151,324
Total current liabilities	124,112		87,474
Total long-term liabilities	76,600		101,052
Total shareholders’ equity	(62,422)		(37,202)

Reconcilation of Non-GAAP Measures for Gross Profit
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended				Six Months Ended
	June 30,	March 31,		June 30,	June 30,	June 30,
	2025	2025		2024	2025	2024
Revenues, net	$10,486		$16,931	$18,979	$27,417	$48,910
Cost of goods sold	(8,666)		(13,911)	(15,393)	(22,577)	(39,902)
Gross profit $	1,820		3,020	3,586	4,840	9,008
Gross profit %	17.4%		17.8%	18.9%	17.7%	18.4%

Add (deduct) impact of:
Non-cash inventory adjustment	52		580	233	632	351
Total adjustments	52		580	233	632	351

Adjusted gross profit $ (Non-GAAP)	1,872		3,600	3,819	5,472	9,359
Adjusted gross profit % (Non-GAAP)	17.9%		21.3%	20.1%	20.0%	19.1%